EXHIBIT 10.2

AMENDED AND RESTATED STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the 22nd day of February, 2010 by and between MILLER INDUSTRIES, INC., a Florida corporation (the "Company"), and ANGELO NAPOLITANO (the "Optionee").

RECITALS:

A.      The Company has previously granted the Optionee options to purchase 2,017,338 shares at a price of $0.18 per share (the “Original Options”).

B.      The Company has agreed to modify the terms of the Original Options to reduce the exercise price from $.18 per share to $.06 per share in exchange for (i) the substantial benefits provided to the Company through the Optionee’s personal guarantee of the Company’s bank loan; and (ii) the services rendered by the Optionee in his capacity as the Company’s President.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the terms of the Original Options as follows:

1.      Grant of the Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants options (the "Options") to the Optionee to purchase up to 2,017,338 shares (the "Option Shares") of the Company's common stock (the "Common Stock"), during the term of the Options at a price equal to $0.06 (six cents) per share (the "Exercise Price").

2.      Term. The term of the Options shall commence on the date of this Agreement, and, subject to the provisions of Sections 5 and 6 hereof, expire on June 30, 2015. Upon their termination, the Options shall be of no further force and effect and shall not be exercisable to any extent.

3.      Vesting. The Options will be fully vested as of the date of this Agreement, and may be exercised by the Optionee in whole or in part and from time to time at any time during the term of the Options.

4.      Restrictions on Exercise and Transfer. The Option and the rights of the Optionee in the Options and under this Agreement may not be transferred except upon the Optionee's death as provided by Section 5(c) hereof.

5.      Adjustment in the Event of Changes in Capital Structure, Reorganization, Anti-Dilution or Accounting Change.

(a)      In the event of a change in the corporate structure or shares of the Company, the Board of Directors (subject to any required action by the shareholders of the Company) shall make such equitable adjustments as are necessary and appropriate to protect against dilution in the number, kind and in the exercise price of the shares underlying the Options; provided, however, that the Board of Directors shall not be required to make any such adjustments in the event of a change which does not result in a dilution of at least one percent (1%) in the number or exercise price of the shares underlying the Options. For the purposes of this Section 5, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, consolidation, rights offering, stock dividend, reorganization or liquidation.

(b)      Upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon a transfer of all or substantially all of the property of the Company and its subsidiaries (taken as a whole), the Options and all of the Optionee's rights hereunder shall terminate, unless provision is made by the Company in connection with such transaction for the assumption or purchase of the Options granted hereunder, or for the substitution for the Options of new options of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind of shares and the purchase price per share, in which event the Options or a new option substituted for the Options shall continue in the manner and under the terms as provided.

(c)      If the Company does not make provision for the assumption or purchase of the Options or the substitution of new options in connection with the transactions listed in Section 5(b), then: (i) the Company shall provide the Optionee with at least 30 days prior written notice of such transaction; and (ii) during such 30-day period, the Optionee shall be entitled to exercise the Options.

(d)      This Agreement shall not in any way limit or affect the right of the Company to make changes in its capital structure or to merge or consolidate or to dissolve, liquidate or sell all or any part of its business or assets.

6.      Privilege of Stock Ownership. The Optionee shall not be deemed to be the holder of, or to have any of the rights of the holder with respect to, any Option Shares unless and until the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting and other ownership rights with respect to such shares.

7.      Manner of Exercising Options.

(a)      The Options may be exercised only as to whole shares and only by written notice signed by the Optionee (or in the case of exercise after Optionee's death or disability by Optionee's legal representative, executor, administrator, or heir or legatee, as the case may be), and mailed or delivered to the Secretary of the Company at its principal office, which notice shall: (i) specify the number of Option Shares with respect to which the Options is being exercised; (ii) be accompanied by payment in full for such Shares in cash; (iii) include a statement to the effect that the Optionee or other person exercising the Options is purchasing the Option Shares for investment and not with a view to, or for sale in connection with, any distribution thereof; and (iv) if being exercised by a person or persons other than the Optionee, be accompanied by proof satisfactory to the Company and its counsel that such person or persons have the right to exercise the Options.

(b)      The Options shall be deemed to have been exercised with respect to the Option Shares specified in said notice at the time of receipt by the Company of: (i) said notice; (ii) any representations required by the Company pursuant to Section 8 hereof; and (iii) payment therefor.

8.      Compliance with Laws and Regulations. Prior to exercise of the Options hereunder, the Optionee shall execute and deliver to the Company such representations in writing as may be reasonably requested by the Company in order for it to comply with the applicable requirements of federal and state securities law.

9.      Reservation of Shares. The Company shall take appropriate steps to reserve from the Company’s authorized but unissued capital a sufficient number of shares of the Company’s common stock to cover all shares issuable pursuant to the Options.

10.    Governing Law. The validity, enforcement or construction of this Agreement shall be governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

MILLER INDUSTRIES, INC.

By: /s/ Angelo Napolitano

Its: President

OPTIONEE:

/s/ Angelo Napolitano
Angelo Napolitano, Individually

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